           As filed with the Securities and Exchange Commission on June 30, 1997
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ____________________

                   INTEGRATED PACKAGING ASSEMBLY CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                                       77-0309372
------------------------                   ------------------------------------
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                               2221 Oakland Road
                           San Jose, California 95131
          (Address of Principal Executive Offices, including Zip Code)

                    ________________________________________

                             1993 STOCK OPTION PLAN
                           (Full title of the plans)

                   _________________________________________

                              Victor A. Batinovich
                     President and Chief Executive Officer
                   Integrated Packaging Assembly Corporation
                               2221 Oakland Road
                           San Jose, California 95131
                                 (408) 321-3600
           (Name, address and telephone number of agent for service)

                              ____________________

                                    Copy to:
                            Jeffrey D. Saper, Esq.
                          J. Robert Suffoletta, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.c.
                               650 Page Mill Road
                          Palo Alto, California 94304

                              ____________________


                        CALCULATION OF REGISTRATION FEE
================================================================================
                                        Proposed    Proposed
                                        Maximum     Maximum
                           Amount to    Offering    Aggregate
Title of Securities to         be       Price Per   Offering        Amount of
be Registered             Registered    Share(1)    Price(1)    Registration Fee
--------------------------------------------------------------------------------
Common Stock to be          500,000       $3.375    $1,687,500     $511.36
 issued under the
 1993 Stock Option Plan
================================================================================
(1) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was the average between the high and low price reported in the Nasdaq National Market on June 24, 1997, which average was $3.375.

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM  3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

          The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Integrated Packaging Assembly Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed pursuant to the Exchange Act.

          (b) The description of the Company's common stock which is contained in the Company's Registration Statement on Form 8-B, filed pursuant to Section 12 of the Exchange Act.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

          Counsel for the Company, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the 1993 Option Plan be legally and validly issued, fully paid and nonassessable. Certain members of Wilson Sonsini Goodrich & Rosati, and investment partnerships if which such persons are partners, beneficially owned 30,000 shares of the Company's Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

          The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

          The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

          Not applicable.


ITEM 8.   EXHIBITS.
          --------

          Exhibit
          Number                          Description
          -------    ---------------------------------------------------------

            4.1      1993 Stock Option Plan.

            5.1 Opinion of Counsel as to legality of securities being registered.

           23.1      Consent of Independent Accountants.

           23.2      Consent of Counsel (contained in Exhibit 5.1).

           24.1      Power of Attorney (see page II-5).


ITEM 9.   UNDERTAKINGS.
          ------------

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 30th day of June, 1997.

                                    INTEGRATED PACKAGING ASSEMBLY CORPORATION


                                    By: /s/ Victor A. Batinovich
                                    ------------------------------------------
                                            Victor A. Batinovich,
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Victor A. Batinovich and Tony Lin, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                       Title                        Date
------------------------------  ---------------------------------  ------------

/s Victor A. Batinovich         Director, Chief Executive          June 30, 1997
------------------------------  Officer and President
Victor A. Batinovich            (Principal Executive Officer


/s/ Tony Lin                    Chief Financial Officer            June 30, 1997
------------------------------  (Principal Financial and
Tony Lin                        Accounting Officer)


/s/ Philip R. Chapman           Director                           June 30, 1997
------------------------------
Philip R. Chapman


/s/ Gill Cogan                  Director                           June 30, 1997
------------------------------
Gill Cogan


/s/ Paul Low                    Director                           June 30, 1997
------------------------------
Paul Low


/s/ Eric A. Young               Director                           June 30, 1997
------------------------------
Eric A. Young